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                             CERTIFIED RESOLUTIONS
                         OF THE BOARD OF DIRECTORS OF
                             TORCHMARK CORPORATION

        The undersigned, Secretary of Torchmark Corporation hereby certifies that the following are resolutions duly adopted by the Board of Directors of the
Company:

                RESOLVED, that directors of the Company who do not serve as employees or officers of the Company, its subsidiaries or affiliates ("outside directors") shall retire from the Board of Directors at the Annual Meeting of Shareholders of the Company immediately following their 75th birthday.

                RESOLVED FURTHER, that directors of the Company who are employees or officers of the Company, its subsidiaries or affiliates ("inside directors") shall retire from the Board of Directors at the Annual Meeting of Shareholders of the Company immediately following their 65th birthday; provided, however, that the outside directors may recommend to shareholders on an annual basis an inside director for election to the Board of Directors for a one year term or series of one year terms not to continue beyond the Annual Meeting of Shareholders immediately following the director's 75th birthday.

                RESOLVED FURTHER, that the director named as Chairman of the Executive Committee of the Board of Directors of the Company shall serve at the pleasure of the Board of Directors on an annual basis until the Annual Meeting of Shareholders following his 75th birthday.

                RESOLVED FINALLY, that each person who has retired as a director may receive a retirement benefit payable annually in an amount equal to $200 a year for each year of service as a director up to 25 years, but not less than $1,200 for year; provided that, in determining the retirement benefit, the number of years of service may include years as a director of a subsidiary of the Company if the payment for such years by the Company is in place of a payment which would otherwise be made by the subsidiary.

        I, Carol A. McCoy, Secretary of Torchmark Corporation, do hereby certify that the foregoing is a true and correct copy of a resolution adopted at a meeting held on March 3, 1998 of the Board of Directors of said Company and that said resolution is and remains in full force and unrevoked on the date hereof.

Dated this 23rd day of March, 1997.



                                                      /s/ Carol A. McCoy
                                              ---------------------------------
                                                           Secretary